EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-91596, 333-98293, 333-106363 and 333-152578) on Form S-8 of our reports dated March 16, 2015, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of FNB Bancorp for the year ended December 31, 2014.

/s/ Moss Adams LLP

Sacramento, CA

March 16, 2015

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